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                                                                    EXHIBIT 23.1

                                BDO Seidman, LLP
                      1900 Avenue of the Stars, 11th Floor
                             Los Angeles, CA 90067

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sorrento Networks Corporation

San Diego, California


    We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-3 of our report dated April 11, 2003, accompanying the financial statements of Sorrento Networks Corporation (the 'Company') as of January 31, 2003 and 2002, and for each of the years ended January 31, 2003, 2002 and 2001, as included in the Company's Annual Report on Form 10-K for the year ended January 31, 2003 as amended, and to the reference to us under the heading 'Experts' in the prospectus which is part of such Registration Statement.



                                          /s/ BDO SEIDMAN, LLP
                                          --------------------
                                          BDO SEIDMAN, LLP



Los Angeles, California
May 30, 2003